UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                        AMERIRESOURCE TECHNOLOGIES, INC.
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                   			   84-1084784
----------------------------------		     ----------------------
  (State or Other Jurisdiction      		        (I.R.S. Employer
of Incorporation or Organization)		     Identification Number)



           3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
	 ------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)



                          2007 STOCK INCENTIVE PLAN
			  -------------------------
                           (Full Title of the Plan)



   DELMAR JANOVEC, 3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
   ------------------------------------------------------------------------
           (Name, Address, Including Zip Code, of Agent for Service)

  Telephone number, including area code, of agent for service: (702) 214-4249

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                        CALCULATION OF REGISTRATION FEE
     			-------------------------------

Title of each class     Amount to  	Proposed Maximum     Proposed Maximum    Amount of
 of securities to      be Registered      Offering Price     Aggregate Offering  Registration
   be Registered 			  Per Share (1)	          Price             Fee
--------------------   -------------	----------------    ------------------	------------

COMMON STOCK,          1,000,000,000              .00128            $1,280,000       $162.17
PAR VALUE $0.0001


      (1)Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of July 19, 2007, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.



                               EXPLANATORY NOTE

     Registration Statement pursuant to General Instruction E to Form S-8
         2007 Stock Incentive Plan of AmeriResource Technologies, Inc.

      This Registration Statement is being filed to reflect the Board of Directors of AmeriResource Technologies, Inc. (the Company) instructions to file a new Stock Incentive Plan for 2007 whereby the Company will be registering with this Registration Statement One Billion (1,000,000,000) shares of common stock of the Company.

      The total number of shares registered under the 2007 Stock Incentive Plan of AmeriResource Technologies, Inc. will be One Billion (1,000,000,000) shares.

         2007 STOCK INCENTIVE PLAN OF AMERIRESOURCE TECHNOLOGIES, INC.
                 CROSS-REFERENCE SHEET PURSUANT TO RULE 404(A)

      Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings Prospectus Heading

1.    Plan Information                           Section 10(a) Prospectus

2.    Registrant Information and                 Section 10(a) Prospectus
      Employee Plan Annual Information


PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The  following  documents  filed  by  AmeriResource Technologies, Inc., a
Delaware  corporation  (the  "Company"),  with  the   Securities  and  Exchange
Commission (the Commission") are hereby incorporated by reference:

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

      2. All  reports  filed  by  the  Company with the Commission pursuant  to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year-ended December 31, 2006.

      Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

      The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under
Section 12 of the Exchange Act. The securities are described in the Form S-18 Registration Statement filed on September 16, 1988 under the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, section 145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. In addition, our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

No restricted securities are being re-offered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS.

      The exhibits attached to this Registration  Statement  are  listed in the
Exhibit Index, which is found on page 8.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) To treat, for the purpose of determining any liability under the Securities Act, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on July 20, 2007.


AMERIRESOURCE TECHNOLOGIES, INC.

/s/ Delmar Janovec
------------------
Delmar Janovec, President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

NAME			TITLE					DATE
----			-----					----
/s/ Delmar Janovec	President, Chief Executive		July 23, 2007
------------------	Officer, Principal Financial
Delmar Janovec		Officer, Principal Accounting
			Officer, and Chairman of the
			Board of Directors


                                 EXHIBIT INDEX

   ITEM NO.             DESCRIPTION
   --------		-----------
       5                Opinion of Legal Counsel.

      10 AmeriResource 2007 Stock Incentive Plan. (Incorporated by reference as exhibit 10(i)).

      10 (i)            2007 Stock Incentive Plan

      23 Consent of Auditors to utilize independent auditor's report.